Cascade Technologies Corp.

December 17, 2009

Via E-Mail

Spectral Molecular Imaging, Inc.
d/b/a Optical Molecular Imaging, Inc.
8591 Skyline Drive
Los Angeles, CA 90046
Attention:  Dr. Daniel Farkas

Re:	Amendment No. 1 to Memorandum of Agreement
Relating to the Exchange of Shares for Certain Assets

Ladies and Gentlemen:

We refer to the memorandum of agreement (the “Memorandum of Agreement”) dated December 11, 2009 between Cascade Technologies Corp, a Wyoming corporation (“Cascade”) and Spectral Molecular Imaging, Inc., a Nevada corporation which does business as Optical Molecular Imaging, Inc. (“Optical”), relating to certain agreements among Cascade, Optical, and the principal shareholders of Optical.  Terms used but not defined in this letter shall have the meanings, if any, ascribed thereto in the Memorandum of Agreement.

The purpose of this letter is to memorialize certain agreed amendments of the parties to provisions of the Memorandum of Agreement.  The parties hereby confirm and agree to the following amendments and otherwise confirm and reaffirm the Memorandum of Agreement as so amended.

We have agreed to use our mutual commercially reasonable best efforts to negotiate, sign, and deliver definitive agreements approved by our respective Boards of Directors which will set forth in detail our agreed transactions, upon the following principal terms and conditions:

(a)           Paragraph 3.1 of the Memorandum of Agreement is hereby amended and restated in its entirety to read as follows:

3.1
Upon consummation of the Exchange and the Financing, and after taking into account (a) the cancelation (the “Cancelation”) of 142,110,816 shares of restricted Common Stock presently outstanding and held by the principal shareholder of Cascade (which such Cancelation shall be deemed to include any shares of Common Stock that may be issued in respect of such 142,110,816 shares on account of the Split (as hereafter defined), (b) a 3.64-for-one stock split or a 2.64 share dividend per share (as applicable, the “Split”) to be implemented by Cascade, (c) the issuance by Cascade to Optical of the 10,000,000 shares of Common Stock (the “Common Issuance”), (d) the issuance by Cascade to Optical of the 10,000,000 shares of Series A Preferred (the “Series A Issuance”), and (e) the issuance by Cascade of the not less than 2,000,000 shares of Series B Preferred (the “Series B Exchange”) contemplated in the Financing, the Capitalization of Cascade shall be as set forth in Schedule B hereto.  Unless the context otherwise requires, all computations in this memorandum of agreement assume and give effect to the Exchange, the Financing, the Cancelation, the Split, the Common Issuance, the Series A Issuance, and the Series B Exchange.

(b)           Paragraph 5.1.2 of the Memorandum of Agreement is hereby amended and restated in its entirety to read as follows:

5.1.2	Intentionally omitted.

(c)           Paragraph 5.2 of the Memorandum of Agreement is hereby amended by adding therein a new paragraph 5.2.10 to read as follows:

5.2.10	Cascade shall consummate the Cancelation.

This letter and the Memorandum of Agreement amended and reaffirmed hereby evidence the agreement and understanding of the parties hereto and are intended to be legally binding.  The transactions contemplated herein and therein may be terminated only as provided in the Memorandum of Agreement.

This letter may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.
If the foregoing correctly sets forth the agreement and understanding of the parties, please execute this letter in duplicate as provided below, retain one copy for your records, and return one to the undersigned, whereupon this will be a binding agreement among the parties hereto in accordance with the terms hereof.

Very truly yours,

Cascade Technologies Corp.

By:
                         Name:  Jacqueline Danforth
                         Title:  Chief Financial Officer

Address for Notices:
                         1530 9th Avenue S.E.
Calgary, Alberta T2G 0T7
E-Mail:  jdanforth@isgsecurities.com

Agreed and Accepted
as of the 17th day of December 2009:

“Optical”
Spectral Molecular Imaging, Inc.

By:
Daniel L. Farkas Ph.D.
Chairman

Address for Notices:
8591 Skyline Drive
Los Angeles, CA 90046
E-Mail:  dlfarkas@gmail.com